SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) July 27, 2000

                 PIONEER COMMERCIAL FUNDING CORP.
  (Exact name of registrant as specified in its charter)


                         New York
         (State or Other Jurisdiction of Incorporation)

    0-249408-NY                            13-3763437
(Commission File Number)      (I.R.S. Employer Identification No.)


21700 Oxnard Street, Suite 1650, Woodland Hills, CA 91367
(Addresses of principal executive offices)      (Zip Code)

(818) 346-1921
(Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS

Pioneer Commercial Funding Corp., in a jury trial in the Court of Common Pleas of Philadelphia County against Defendant, First Union Bank (NYSE:FTU), successor by merger to CoreStates Bank, N.A. ("Bank") and other Defendants, was awarded direct damages of $1,779,000, consequential damages of $13,400,000 and punitive damages in the amount of $337,500,000 for an aggregate total of $352,679,000.

Pioneer Commercial Funding Corp. has 2,771,136 shares of common stock outstanding

                            SIGNATURES


         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  PIONEER COMMERCIAL FUNDING CORP.
                            (Registrant)



By: /s/ David W. Sass
    David W. Sass, Secretary



DATED: July 27, 2000